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                                                                     EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion or the incorporation reference in this Form 10-K, into Kennametal Inc.'s previously filed registration statements on Form S-8, Registration No. 2-80182, Form S-8, Registration No. 33-25331, Form S-8, Registration No. 33-55768, Form S-8, Registration No. 33-55766, Form S-3, Registration No. 33-61854, Form S-8, Registration No. 33-65023, Form S-8, Registration No. 333-18423, Form S-8, Registration No. 333-18429, Form S-8, Registration No. 333-18437, Form S-3, Registration No. 333-40809, Form S-8, Registration No. 333-77411, Form S-8, Registration No. 333-88049, Form S-8, Registration No. 333-30454, Form S-8, Registration No. 333-30448, and Form S-8, Registration No. 333-53562, including the prospectuses therein, relating to the Kennametal Inc. Stock Option Plan of 1982, Stock Option and Incentive Plan of 1988, Stock Option and Incentive Plan of 1992, Directors Stock Incentive Plan, Dividend Reinvestment and Stock Purchase Plan (as amended), Performance Bonus Stock Plan of 1995, Thrift Plan, Stock Option and Incentive Plan of 1992 (as amended), Stock Option and Incentive Plan of 1996, Omnibus Shelf Registration Statement, 1999 Stock Plan, Kennametal Thrift Plan and Greenfield Retirement Income Savings Plan, Stock Option and Incentive Plan of 1999, Directors Stock Incentive Plan (as amended) and Employee Stock Purchase Plan. It should be noted that we have not audited any financial statements of Kennametal Inc. subsequent to June 30, 2001 or performed any audit procedures subsequent to the date of our report.




                                            /s/  Arthur Andersen LLP
                                            ---------------------------------
                                                 Arthur Andersen LLP




Pittsburgh, Pennsylvania
September 14, 2001